Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569

                       Prospectus Supplement

           The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February 25, 1998:

                                               Principal Amount
                                                of Registered
                  Selling Holders                   Notes
---------------------------------------------  ----------------
South Dakota Retirement System...............      $500,000
---------------------------------------------  ----------------
Total of Above...............................      $500,000
                                               ================






        This Prospectus Supplement is dated May 26, 1998.